UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 28, 2018

Date of Report (Date of earliest event reported)

TiVo Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37870	61-1793262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

2160 Gold Street

San Jose, California 95002

(Address of principal executive offices, including zip code)

(408) 519-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition

On July 5, 2018, TiVo Corporation issued a press release discussing its expected financial results for the period ended June 30, 2018. A copy of the press release is furnished as Exhibit 99.1 to this report.

The press release is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Principal Executive Officer and Director

On June 28, 2018, Enrique Rodriguez, President, Chief Executive Officer and a member of the Board of Directors of TiVo Corporation (“TiVo” or the “Company”), notified the TiVo Board of Directors of his resignation from his current positions at TiVo, including as a member of the TiVo Board of Directors, to pursue other business opportunities. His resignation will be effective July 5, 2018, following which Mr. Rodriguez will remain with the Company in an advisory role to ensure a smooth transition.

(c) Appointment of Principal Executive Officer

On July 5, 2018, TiVo Corporation (“TiVo” or the “Company”) announced the appointment of Board of Directors member Raghavendra Rau as interim President and Chief Executive Officer. In this position, Mr. Rau will serve as the interim Principal Executive Officer of the Company. Mr. Rau is commencing employment with the Company on July 5, 2018 and will remain a member of the Company’s Board of Directors. A copy of the press release announcing Mr. Rau’s appointment is furnished as Exhibit 99.1 to this report.

Raghavendra Rau, age 69, has served as a director of the Company since 2015. Prior to joining the Board, Mr. Rau served as Chief Executive Officer of SeaChange International Inc., a video software technology company, from November 2011 to October 2014 and was a member of its board from July 2010 until October 2014. Prior to his work at SeaChange International, Mr. Rau held a number of senior leadership positions with Motorola Inc. from 1992 to 2008, including Senior Vice President of Strategy and Business Development of the Networks & Enterprise business, Senior Vice President of the Mobile TV Solutions business, and Corporate Vice President of Marketing and Professional Services. Mr. Rau holds a bachelor’s degree in engineering from the National Institute of Technology (India) and an MBA from the Indian Institute of Management (Ahmedabad). Since March 2017, Mr. Rau has served on the board of Quantum Corporation, a scale-out tiered storage, archive and data protection company, and has served as the Chairman of Quantum’s board since August 2017. He previously served on the board of Aviat Networks, a wireless networking company, from November 2010 to January 2015.

There are no family relationships between Raghavendra Rau and any Company director, executive officer or nominee for any such position. There is no arrangement or understanding between Mr. Rau and any other persons pursuant to which he was or is to be selected as interim President and Chief Executive Officer.

Mr. Rau is not a party to any transaction with the Company other than (i) his current arrangements with respect to Board member compensation and indemnification which have been previously publicly disclosed, and (ii) as described in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) The following exhibit is furnished with this report on Form 8-K:

Exhibit Number	Description

99.1	Press release announcing appointment of Raghavendra Rau as interim President and Chief Executive Officer and discussing expected financial results for the period ended June 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TiVo Corporation
(Registrant)

Date: July 5, 2018	By:	/s/ Pamela Sergeeff
Pamela Sergeeff
Executive Vice President & General Counsel